UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2022

Barings BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00733	06-1798488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina	28202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 805-7200

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	BBDC	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 25, 2022, Barings BDC, Inc. (“BBDC”) entered into an amendment (the “Third Amendment”) to the Senior Secured Revolving Credit Agreement, dated as of February 3, 2019 (as amended by the first amendment thereto, dated as of December 3, 2019, the second amendment thereto, dated as of December 29, 2021 and the Third Amendment, the “Credit Agreement”), among BBDC, as borrower, Energy Hardware Holdings, Inc., Barings BDC Finance I, LLC and Barings BDC Senior Funding I, LLC, as subsidiary guarantors, the lenders party thereto and ING Capital LLC (“ING”), as administrative agent.

Under the Third Amendment, among other changes, (i) total commitments by lenders were increased to $965,000,000 (the “Credit Facility”), (ii) BBDC’s right to request an increase in commitments under the Credit Facility from new and existing lenders on the same terms and conditions as the existing commitments was increased to up to a total of $1,500,000,000, subject to certain conditions, (iii) the maturity date of the Credit Facility was extended to February 21, 2025 and (iv) the Company’s minimum net worth covenant was increased to a minimum of $500,000,000 as of the last day of any fiscal quarter. The Third Amendment also includes other changes to the Credit Facility, including the replacement of LIBOR benchmark provisions with SOFR benchmark provisions. Pursuant to the Third Amendment, borrowings denominated in U.S. Dollars under the Credit Facility bear interest, subject to the Company’s election, on a per annum basis equal to (i) the applicable base rate plus 1.25% (or, after one year, 1.00% if the Company receives an investment grade credit rating) or (ii) term SOFR plus 2.25% (or, after one year, 2.00% if the Company receives an investment grade credit rating) plus a credit spread adjustment of 0.10% for borrowings with an interest period of one month, 0.15% for borrowings with an interest period of three months or 0.25% for borrowings with an interest period of six months. The applicable base rate is equal to the greatest of (i) the prime rate, (ii) the federal funds rate plus 0.5%, (iii) the Overnight Bank Funding Rate plus 0.5%, (iv) one-month term SOFR plus 1.0% plus a credit spread adjustment of 0.10% and (v) 1%.

The above summary is not complete and is qualified in its entirety to the full text of the Third Amendment and related documents, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1*
Amendment No. 3 to Senior Secured Revolving Credit Agreement, dated as of February 25, 2022, by and among BBDC, the subsidiary guarantors party thereto, the lenders party thereto and ING, as administrative agent.

*Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings BDC, Inc.

Date: March 3, 2022	By:	/s/ Jonathan Bock
Jonathan Bock
Chief Financial Officer